Exhibit 99.1

WPT Enterprises, Inc. to Sell Assets as Part of Online Gaming Extension

Los Angeles, CA, August 3, 2009 — WPT Enterprises, Inc. (Nasdaq: WPTE — the “Company”) today announced that Gamynia Limited (“Gamynia”), a company which forms part of a privately held investment group with substantial holdings in a range of diversified assets, has agreed to acquire substantially all of the Company’s operating assets other than cash, investments and certain excluded assets. Gamynia will pay the Company $9,075,000 plus a percentage of future revenues earned by Gamynia from the World Poker Tour® and Professional Poker Tour® brands.

Under ownership of Gamynia, the World Poker Tour and Professional Poker Tour brands will continue all operations including the Company’s television, sponsorship, distribution and licensing units and will under the agreement enter the online gaming market. Gamynia has secured the services of an industry leading online gaming marketing company Hardway Investments Ltd. which will seek to exploit and develop the WPT brands with the goal of maximizing future revenue opportunities.

Under the asset purchase agreement, the Company will sell its television library, including all related intellectual property rights, brand names, trade names, certain assumed contracts and tangible personal property. Gamynia will assume specified liabilities including one of the two corporate leases. The Company will retain its cash and cash equivalents, investments in debt securities and put rights, certain other investment and litigation assets, and future foreign sponsorship revenues from the sponsorship of Seasons Four, Five and Six of the World Poker Tour and Season One of the Professional Poker Tour by PartyGaming and the license of Season Seven of the World Poker Tour to PokerStars. The Company will also retain certain office lease obligations and all of its employee obligations.

The net cash proceeds from the asset sale will be retained by the Company and the Company plans to use the cash to develop or acquire a non-poker related business. The Company does not currently intend to distribute any proceeds from the asset sale to the Company’s stockholders.

Closing Conditions and Stockholder Approval

The asset purchase transaction is subject to specified closing conditions. The obligation of Gamynia to complete the transaction is subject to the absence of changes or circumstances that are materially adverse to the Company’s financial condition, assets, business or results of operations and other customary closing conditions. The Company’s obligation to complete the asset sale is subject to the approval by the Company’s stockholders of the asset sale transaction and other customary closing conditions. The Company and Gamynia currently expect to complete the transaction in the fourth quarter of 2009.

The transaction must be approved by a majority of the holders of the Company’s outstanding common stock. To that end, and as described further below, the Company expects to hold a special meeting of stockholders and in connection therewith to mail a proxy statement to its stockholders that will provide additional information concerning the asset sale transaction and the asset purchase agreement. Certain significant Company stockholders, representing approximately 39% of the Company’s common stock, have entered into voting agreements committing to vote in favor of the asset sale transaction to Gamynia.

“We believe this transaction will enable the World Poker Tour to realize its full potential across both its existing businesses and the lucrative online gaming market. Gamynia and its partners possess highly complimentary resources which will help it invest in and effectively integrate with the World Poker Tour efficiently and profitably,” said Steve Lipscomb, President and CEO of WPT Enterprises.

“The World Poker Tour was the catalyst for the 2003 poker boom in the United States that quickly gave rise to a global poker phenomenon. The massive international business markets that have evolved from that phenomenon have been dominated and driven by the lucrative online gaming business. The World Poker Tour as a stand-alone entity has struggled to find the appropriate place for its stockholders in this fast evolving market. The World Poker Tour brand continues to grow around the world and has managed to make casinos and online gaming concerns cooperate in unique and mutually beneficial ways. In Gamynia, we have found a partner that already understands and fosters a spirit of cooperation in the online marketplace. We believe that Gamynia and Hardway Investments Ltd. are uniquely positioned to join with our current partners and guide the World Poker Tour brands to fulfill their potential in the global poker marketplace. Our Board of Directors believes that WPTE shareholders will derive more benefit from the WPT and PPT brands in cooperation with these significant online gaming entities. Of particular importance for our partners is the fact that Hardway Investments has an established track record of creating revenues and value in the online gaming marketplace. We should benefit for many years from our participation in those revenues streams. After the transaction, WPTE will move forward under a new name and will employ our cash in a new venture by developing a new business or combining, through one or more strategic transactions, with companies that have significant unrealized value or growth potential” said Steve Lipscomb, President and CEO of WPT Enterprises.

Important Additional Information about the Asset Sale will be filed with the SEC

The Company plans to file with the U.S. Securities and Exchange Commission (“SEC”) and mail a proxy statement to its stockholders in connection with the asset sale transaction and the asset purchase agreement. The proxy statement will contain important information about the Company, Gamynia and the guarantor of Gamynia’s obligations, Borucoral Limited, and related matters. Investors and security holders are urged to read the proxy statement carefully when it is available.

The Company’s investors and security holders will be able to obtain free copies of the proxy statement and other documents filed by the Company with the SEC through the website maintained by the SEC at www.sec.gov. In addition, the Company’s investors and security holders will be able to obtain free copies of the proxy statement by contacting WPT Enterprises, Inc., Attn.: Investor Relations, 5700 Wilshire Blvd., Suite 350, Los Angeles, California, 90036 or by calling 323-330-9900.

The Company and its directors and executive officers, may be deemed to be participants in the solicitation of proxies with respect to the asset sale transaction and the asset purchase agreement. Information regarding the Company’s directors and executive officers is contained in the Company’s Annual Report on Form 10-K for the year ended December 28, 2008 and its Proxy Statement dated March 31, 2009, which were filed with the SEC.

About WPT Enterprises, Inc.

WPT Enterprises, Inc. is one of the most recognized names in internationally televised gaming and entertainment with brand presence in land-based tournaments, television, online and mobile. WPTE has led innovation in the sport of poker since 2002, when it ignited the global poker boom with the creation of the World Poker Tour television show. Based on a series of high stakes poker tournaments, the World Poker Tour is now broadcast globally and is currently filming its all-new eighth season for broadcast on Fox Sports Net’s national sports network in the United States. WPTE also offers a unique online subscription and sweepstakes-based poker club, ClubWPT.com, which operates in 38 states across the U.S. WPTE also participates in strategic brand license, partnership and sponsorship opportunities. For more information, see www.worldpokertour.com. (WPTEG)

Safe Harbor for Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by executive officers or directors of the Company) contains statements that are forward-looking, such as expectations about the asset purchase agreement, the retention of the net cash proceeds by the Company, the timetable for completing the transaction, the ability to enter into one or more strategic transactions to combine with another company, future revenues earned by Gamynia with the brands and the Company’s participation in the future revenues, and the proxy statement to ask Company stockholders to approve the asset purchase agreement. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. These risks and uncertainties include, but are not limited to, the risk that the Company’s stockholders do not approve the asset purchase agreement, the risk that the asset sale is not closed, the risk that the Company does not acquire or develop another business using the cash proceeds from the asset sale, and the risk that Gamynia does not earn significant future revenues with the brands and that the Company does not participate in the future revenues. For more information, review the Company’s filings with the SEC.

Contact:	Thomas Flahie, Interim Chief Financial Officer
323-330-9900
tflahie@worldpokertour.com